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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We have issued our report dated August 16, 2001, except for Note F as to which the date is September 28, 2001, accompanying the consolidated financial statements of Peerless Mfg. Co. and Subsidiaries included in the Annual Report on Form 10-K for the year ended June 30, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


GRANT THORNTON LLP

Dallas, Texas
January 11, 2002